Exhibit 10.89
SELECT MEDICAL HOLDINGS CORPORATION
2005 EQUITY INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS
(amended and restated as of August 12, 2009)
ARTICLE I
GENERAL
     1.1. Purpose. The purpose of the Select Medical Holdings Corporation 2005 Equity Incentive Plan for Non-Employee Directors (the “Plan”) is to:
          (a) attract and retain qualified individuals to serve as non-employee members of (i) the Board and/or (ii) the board of directors of any Subsidiary (a “Subsidiary Board”);
          (b) motivate participating directors by means of appropriate incentives to achieve long-range goals;
          (c) provide incentive compensation opportunities which are competitive with those of other major corporations in the Company’s peer group; and
          (d) further align Participants’ interests with those of the Company’s other stockholders through compensation alternatives based on the Company’s Stock;
and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.
     1.2. Effective Time. The Plan was originally effective on August 10, 2005. This amendment and restatement of the Plan shall be effective immediately prior to the consummation of a Qualified Public Offering (the “Effective Time”). Unless earlier terminated by the Board pursuant to Section 1.18, this amendment and restatement of the Plan shall terminate on the 10 year anniversary of its adoption by the Board.
     1.3. Definitions. The following definitions are applicable to the Plan:
          (a) “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.
          (b) “Affiliate” means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the specified Person.
          (c) “Award” means Non-Qualified Stock Options or Restricted Stock granted under the terms of the Plan.

          (d) “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the 1934 Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the 1934 Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.
          (e) “Board” means the Board of Directors of the Company.
          (f) “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
          (g) “Change of Control” means:
          (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries or Select and its subsidiaries, in either case, taken as a whole, to any “person” (as that term is used in Section 13(d) of the 1934 Act) other than Permitted Holders;
          (ii) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in Section 1.3(g)(i)), other than Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of the Company or Select, measured by voting power rather than number of shares, unless the Permitted Holders are the Beneficial Owners of a greater percentage of the Voting Stock of the Company or Select, as the case may be; provided, however, that for purposes of this clause (ii), each Person will be deemed to beneficially own any Voting Stock of another Person held by one or more of its subsidiaries; or
          (iii) the first day on which a majority of the members of the Board or the board of directors of Select (the “Select Board”) are not Continuing Directors.
          (h) “Code” means the Internal Revenue Code of 1986, as amended.
          (i) “Committee” means the compensation committee of the Board (or, if there is no such committee, the Board committee performing equivalent functions), which, from and after the date the Company registers any class of its equity securities pursuant to Section 12 of the 1934 Act, shall be comprised solely of at least two members of the Board who are (i) “non-employee directors” as defined under rules and regulations promulgated under Section 16(b) of the 1934 Act and (ii) “outside directors” as defined in Section 162(m) of the Code. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Committee may delegate ministerial tasks to such persons as it deems appropriate.
          (j) “Company” means Select Medical Holdings Corporation, a Delaware corporation.
          (k) “Continuing Directors” means, as of any date of determination, any member of the Board or the Select Board who: (i) was a member of such board of directors on the first date Select became a wholly-owned subsidiary of the Company; (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election; or (iii) was designated or appointed with the approval of Permitted Holders holding a majority of the Voting Stock of all of the Permitted Holders.
          (l) “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          (m) “Disabled” means the person so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than one hundred eighty (180) days. The Committee shall have sole discretion to determine whether a Participant is Disabled for purposes of the Plan.
          (n) “Fair Market Value” means, with respect to a share of Stock on any date herein specified, (i) if the shares of Stock are listed or admitted for trading on a national securities exchange, the reported closing sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case on the principal national securities exchange on which the shares of Stock are listed or admitted for trading, (ii) if the shares of Stock are not listed or admitted for trading on a national securities exchange, the average of the closing bid and asked prices of the shares of Stock, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such day the shares of Stock are not quoted by any such organization, the fair market value per share of Stock on such day, as determined in good faith by the Committee. If the Fair Market Value of Stock is to be determined as of a day other than a trading day, the Fair Market Value of Stock for such day shall be determined as described above on the last trading day ending prior to the date as of which the determination is being made. If, in the discretion of the Committee, another means of determining Fair Market Value shall be necessary or advisable in order to comply with any applicable law, governmental regulation, or ruling of any governmental entity, then the Committee may provide for another means of such determination; provided that in such event, Fair Market Value will be determined in accordance with Section 409A of the Code and the applicable guidance thereunder.
          (o) “Non-Qualified Stock Option” means a Stock Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (p) “Option Date” means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.
          (q) “Option Share” means any share of Stock issued upon exercise of a Stock Option, regardless of whether the holder of such share is the Participant in respect of which such Stock Option was originally issued under the Plan or a transferee thereof.
          (r) “Participant” means any non-employee member of the Board or a Subsidiary Board who is selected by the Committee to participate in the Plan.
          (s) “Permitted Holder” means (A) Welsh Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., Thoma Cressey Fund VI, L.P., Thoma Cressey Fund VII, L.P., and their respective affiliates and (B) (i) any officer, director, employee, member, partner or stockholder of the manager or general partner (or the general partner of the general partner) of any of the Persons referred to in clause (A), (ii) Rocco A. Ortenzio, Robert A. Ortenzio and each of the other directors, officers and employees of Select who owned capital stock of the Company on the first date Select became a wholly-owned subsidiary of the Company; (iii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i) or (ii); (iv) in the event of the incompetence or death of any of the Persons described in any of clauses (i) through (iii), such Person’s estate, executor, administrator, committee or other personal representative, in each case, who at any particular date shall be the Beneficial Owner or have the right to acquire, directly or indirectly, Capital Stock of Select or the Company (or any other direct or indirect parent company of Select); (v) any trust created for the benefit of the Persons described in any of clauses (i) through (iv) or any trust for the benefit of any such trust; or (vi) any Person controlled by any of the Persons described in any of clauses (i) through (v). For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          (t) “Permitted Transferees” means a member of a Participant’s immediate family, trusts for the benefit of the Participant or such immediate family members, a foundation in which such immediate family members (or the Participant) control the management of assets, and partnerships in which the Participant or such immediate family members are the only partners, in each case provided that no consideration is provided for the transfer. Immediate family members shall include a Participant’s spouse and descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

          (u) “Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.
          (v) “Qualified Public Offering” means the sale of Stock by the Company to the public in a firm commitment underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any similar successor form) filed under the Securities Act of 1933, as amended, in which the aggregate proceeds to the Company (together with the aggregate proceeds in all such prior public offerings) prior to underwriting discounts and commissions are at least $250,000,000.
          (w) “Restricted Period” has the meaning given to it in Article III.
          (x) “Restricted Stock” has the meaning given to it in Article III.
          (y) “Select” means Select Medical Corporation, a Delaware corporation.
          (z) “Stock” means the common stock of the Company, par value $0.001 per share.
          (aa) “Stock Option” means the right of a Participant to purchase Stock pursuant to a Non-Qualified Stock Option awarded pursuant to the provisions of the Plan.
          (bb) “Subsidiary” means, at any relevant time, any corporation or other entity of which 50% or more of the total combined voting power of all classes of stock (or other equity interests in the case of an entity other than a corporation) entitled to vote is owned, directly or indirectly, by the Company.
          (cc) “Terminated for Cause” shall mean the Committee’s determination that such Participant is being removed from service as a member of the Board or a Subsidiary Board as a result of malfeasance, misconduct, dishonesty, disloyalty, disobedience or action that might reasonably be expected to injure the Company or its business interests or reputation.
          (dd) “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
     1.4. Administration.
          (a) The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries and Affiliates and any of their employees, the Participants (including Permitted Transferees, if applicable), any Persons claiming rights from or through Participants, and the stockholders of the Company.

          (b) Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (i) to select the non-employee directors who will receive Awards pursuant to the Plan; (ii) to determine the type or types of Awards to be granted to each Participant; (iii) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions (including performance goals) relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (v) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (vi) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; (vii) to determine the effect, if any, of a Change of Control upon outstanding Awards; and (viii) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.
          (c) The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of service with the Company and its Subsidiaries; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance goals as may be specified by the Committee.
     1.5. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, the non-employee members of the Board and any Subsidiary Board who will participate in the Plan. In the discretion of the Committee, a Participant may be awarded Stock Options or Restricted Stock, and more than one Award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any Award under the Plan shall not affect any previous Award to the Participant under the Plan or any other plan maintained by the Company or any of its Subsidiaries.
     1.6. Shares Subject to the Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be either authorized and unissued shares or issued shares. Any shares of Stock issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan. Subject to adjustment pursuant to the provisions of Section 1.11, the maximum number of shares of Stock that may be delivered under the Plan in respect of (i) Stock Options shall not exceed 75,000 shares in the aggregate and (ii) Restricted Stock shall not exceed 150,000 shares in the aggregate. If any shares of Stock subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares of Stock relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares of Stock actually distributed differs from the number of shares of Stock previously counted in connection with such Award.
     1.7. Compliance With Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any national securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of a Stock Option or in connection with an Award of Restricted Stock as the Committee determines to be desirable in order to comply with applicable laws and any applicable requirements of any national securities exchange or similar entity.
     1.8. Withholding of Taxes. Each Participant must make appropriate arrangements with the Company for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary, as applicable, may, in its discretion, withhold from any payment relating to any Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and take such other action as the Committee may deem advisable in its discretion to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include the ability to, in the Committee’s discretion, withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax withholding obligations. Withholding of taxes in the form of shares of Stock from the profit attributable to the Award shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.
     1.9. Transferability. Stock Options are not transferable other than by will or by the laws of descent and distribution or, if provided by the Committee in the Award Agreement (as defined in Section 1.13 hereof), to Permitted Transferees in compliance with such Award Agreement. Stock Options may be exercised either by the Participant, his guardian or legal representative in the case of a Disabled Participant and as otherwise permitted under the laws of descent and distribution, or by a Permitted Transferee to whom any such Stock Options are transferred in compliance with the terms of the applicable Award Agreement. During the Restricted Period, shares of Restricted Stock awarded under the Plan are not transferable other than by will or by the laws of descent and distribution or, if provided in the Award Agreement, to Permitted Transferees in compliance with such Award Agreement. Stock Options, Option

Shares and shares of Restricted Stock shall also be subject to any restrictions on transfer or other restrictions or conditions contained in the Award Agreement relating thereto, or as otherwise determined by the Committee.
     1.10. Status. The Plan does not constitute a contract for services, and selection as a Participant will not give any non-employee director the right to continue to provide services as a director to the Company or any Subsidiary. No Award of Stock Options under the Plan shall confer upon the holder thereof any right as a stockholder of the Company until the issuance of shares of Stock to the holder thereof upon the exercise of such Stock Option. If the transfer of shares is restricted pursuant to Section 1.9, certificates representing such shares may bear a legend referring to such restrictions.
     1.11. Change in Stock and Adjustments. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, stock split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the aggregate number and class of shares of Company capital stock with respect to which Awards may be made under the Plan, and the terms (including the exercise price) and the number and class of shares subject to any outstanding Award shall be equitably adjusted by the Committee. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any performance goals, in recognition of unusual or nonrecurring events (including, without limitation, events described herein) affecting the Company, any of its Subsidiaries or Affiliates, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that no such adjustment shall be made to any outstanding Awards to the extent that such adjustment would constitute a “repricing” of any Stock Option under the rules of any applicable national securities exchange.
     1.12. Change of Control. Upon a Change of Control, the Committee may, at its discretion, (i) fully vest any or all Awards made under the Plan, (ii) cancel any outstanding Stock Option in exchange for a cash payment of an amount equal to the difference, if any, between the then Fair Market Value of the Stock Option less the exercise price of the Stock Option; provided, that, if the exercise price of any such Stock Option equals or exceeds the then Fair Market Value of such Stock Option as determined by the Committee in its sole discretion, such Stock Option will be cancelled with no further payment due the Participant, (iii) after having given the Participant a reasonable chance to exercise any outstanding Stock Options, terminate any or all of the Participant’s unexercised Stock Options, (iv) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards, or (v) take such other action as the Committee shall determine to be appropriate.
     1.13. Agreement With Company. At the time any Award under the Plan is granted, the Committee shall require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe (an “Award Agreement”). In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.
     1.14. Assignment. Except as contemplated by Section 1.9, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Person entitled to such benefits.
     1.15. Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of the Plan.
     1.16. Tax Consequences. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any Participant.
     1.17. Severability. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
     1.18. Amendment and Termination of Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan and outstanding Awards (subject to the provisions of this Section 1.18) without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of shares of Stock subject to the Plan, (ii) such action would result in the “repricing” of any Stock Option, or (iii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award. The foregoing notwithstanding, any performance goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion, at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances.

     1.19. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, and Stock Options and Awards of Restricted Stock granted thereunder.
     1.20. Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Subsidiary, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Stock Option or Award of Restricted Stock granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section 1.20 shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or the Delaware General Corporation Law.
ARTICLE II
NON-QUALIFIED STOCK OPTIONS
     2.1. Definition. The Award of any Stock Option under the Plan entitles the Participant to purchase shares of Stock at a fixed price, subject to the following terms of this Article II and the terms of the Award documentation.
     2.2. Eligibility. The Committee shall designate the Participants to whom Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each such Participant under any Stock Option awarded.
     2.3. Exercise Price. The purchase price of a share of Stock under each Stock Option shall be determined by the Committee in its sole discretion at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Stock at the time of the grant.
     2.4. Exercise.
          (a) Each Stock Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date. To the extent provided by the Committee, the full purchase price of each share of Stock provided upon exercise of a Stock Option shall be paid (i) in cash, (ii) by delivery of shares of Stock (valued at Fair Market Value as of the day of exercise) that have an aggregate Fair Market Value equal to the aggregate exercise price and that have been outstanding for at least six months (unless the Committee approves a shorter period), (iii) through the Participant’s election to irrevocably authorize a third party acceptable to the Committee or its designee to sell the shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise, or (iv) by any other means (including any combination of the foregoing) acceptable to the Committee. At the time of such exercise or as soon as practicable thereafter, if the Company’s Stock is customarily certificated, a certificate representing the shares so purchased shall be delivered to the Person entitled thereto. If payment of the purchase price of shares of Stock is paid in cash, payments shall be made only with cash, cashier’s check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of the purchase price. If payment of such purchase price is made by shares of Stock, the Participant shall deliver to the Company (i) certificates registered in the name of such Participant, or other satisfactory evidence of the Participant’s ownership if the Company’s Stock is not then certificated, representing a number of shares of Stock legally and beneficially owned by such Participant, free of liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the purchase price of the shares of Stock with respect to which such Stock Options are to be exercised, such certificates (or other evidence of ownership, if applicable) to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, and (ii) if the purchase price of the shares of Stock with respect to which such Stock Options are to be exercised exceeds such Fair Market Value, cash or a cashier’s check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of such excess.
          (b) Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Stock Option is to be exercised and the address to which the certificates, if applicable, representing shares of the Stock issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied by a form of payment as provided in Section 2.4(a). Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail.
     2.5. Stock Option Expiration Date. The expiration date with respect to a Stock Option or any portion thereof awarded to a Participant under the Plan (the “Expiration Date”) means the earliest of:
          (a) the date that is ten (10) years after the date on which the Stock Option is awarded;
          (b) the date established by the Committee at the time of the Award;

          (c) unless the Committee provides otherwise at the time of grant, the date that is one year after the Participant’s service with the Company and all Subsidiaries is terminated by reason of the Participant becoming Disabled or the Participant’s death; or
          (d) unless the Committee provides otherwise at the time of grant, the date that is ninety (90) calendar days after the termination of the Participant’s service with the Company and all Subsidiaries for any reason other than the Participant becoming Disabled or the Participant’s death.
          Notwithstanding the foregoing, unless the Committee provides otherwise at the time of grant (i) if the Participant is Terminated for Cause all Stock Options held by the Participant, whether vested or unvested, shall immediately terminate, and (ii) if the Participant’s service with the Company and all Subsidiaries is terminated other than because the Participant is Terminated for Cause, then all Stock Options held by the Participant that are vested as of the date of such termination shall be exercisable by the Participant until the Expiration Date and all unvested Stock Options held by such Participant shall terminate on the date of such termination. All rights to purchase shares of Stock pursuant to a Stock Option shall cease as of the applicable Expiration Date or the date on which the Participant is Terminated for Cause, if earlier.
ARTICLE III
RESTRICTED STOCK
     3.1. Definition. Restricted Stock Awards are issuances of Stock to Participants, the vesting of which may be subject to a required period of service as a director, or any other conditions established by the Committee.
     3.2. Eligibility. The Committee shall designate any Participant to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to any such Award.
     3.3. Terms and Conditions of Awards. All shares of Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the applicable Award Agreement.
          (a) Subject to Section 1.09, Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided or as set forth in an applicable Award Agreement, for such period or until the satisfaction of such conditions as the Committee may determine, after the time of the Award of such Restricted Stock (the “Restricted Period”). A single Award of shares of Restricted Stock may impose different Restricted Periods for different portions of such shares of Restricted Stock. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to, the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

          (b) Except as otherwise determined by the Committee in its sole discretion or as set forth in the applicable Award Agreement, a Participant whose service with the Company and all Subsidiaries terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock then subject to a Restricted Period.
          (c) If certificates are typically issued to the Company’s stockholders, each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:
     “The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the corporation’s 2005 Equity Incentive Plan for Non-Employee Directors and an agreement entered into between the registered owner and the corporation. A copy of such plan and agreement is on file in the office of the Secretary of the corporation, 4714 Gettysburg Road, Mechanicsburg, PA 17055.”
          (d) At the end of the Restricted Period for shares of Restricted Stock, certificates for such shares of Restricted Stock shall be delivered to the Participant (or his or her legal representative, beneficiary, heir or Permitted Transferee, as applicable) free of all restrictions under this Plan and the applicable Award Agreement.